Exhibit 99.5

January 9, 2017

Re:	Outstanding VCA Equity Awards, Compensation and Benefits

Dear Employee:

We recently announced an agreement to join with the Mars family of companies. Once this transaction is completed, we will become a separate and distinct business unit of Mars Incorporated, a global $33 billion private family-owned company. We will continue to operate under our VCA brand, along with those of ANTECH® Diagnostics, Sound®, and Camp Bow Wow®.

With great enthusiasm, I look forward to continuing our success story as we work with Mars to achieve our shared vision of long-term growth focused on creating a “Better World for Pets.”

The passion and pride that we all share in VCA is reflected in our work every single day. Together, we have built an impressive and greatly admired company. Through all of our shared dedication and hard work, we have been the agent of change advancing the veterinary industry forward. Employees like you have made, and continue to make, this possible.

In addition to the information that you have already received about this transaction, I am pleased to provide you the following information about the impact of this transaction on your outstanding equity awards as well as additional information on your future compensation and benefits.

Outstanding Equity Awards

Options:

Each outstanding stock option that you hold on the date that the transaction closes (“the Closing Date”) will be cancelled and you will receive an amount equal to the per share merger consideration of $93.00, less the applicable option exercise price and tax withholding.

Restricted Stock Awards:

Your unvested nonperformance-based restricted stock awards that were granted to you prior to 2016 and that you hold on the Closing Date will become fully vested (i.e. your vesting of these shares is being accelerated, rather than waiting for these shares to vest according to your original vesting schedule) if you continue to be an employee of, or consultant to, VCA on the Closing Date and you will receive the per share merger consideration of $93.00 for each share, less applicable tax withholding.

With respect to the unvested nonperformance-based restricted stock awards that were granted to you in 2016 and that you hold on the Closing Date, those shares that are scheduled to vest prior to December 31, 2017 (or the Closing Date, if later) will become fully vested (accelerated) if you continue to be an employee of, or consultant to, VCA on the Closing Date and you will receive the per-share merger consideration of $93.00 for each share, less applicable tax withholding. For most of you, assuming a Closing Date during the first part of the third quarter of 2017, this will represent 25% of the shares that are unvested today.

As a thank you for your continued employment with, or service to, VCA post-closing, if you continue to be an employee of, or consultant to, VCA on the 1st anniversary of the Closing Date, you will receive the per-share merger consideration of $93.00 per share for each of the remaining unvested shares (in most cases, 75% of the unvested shares granted in 2016). And, in addition to the value of those shares, you will receive a special dollar-for-dollar matching bonus payment for the same amount, so in effect you will be paid double for those shares. Similar to all other payments, this payment will be subject to applicable tax withholding.

Following is an example of what you would receive for 100 shares of unvested restricted stock granted in 2016 (assuming a Closing Date during the first part of the third quarter of 2017):

Amount to be paid at the Closing Date:
Unvested Restricted Shares at Closing Date	100
25% accelerated to Closing Date	25%

Shares vested at Closing Date	25
Per-share Merger Consideration	$93.00

Total to be paid at the Closing Date(1)	$2,325.00

Amount to be paid at the 1st Anniversary of Closing Date:
Unvested Restricted Shares at Closing Date	100
75% accelerated to 1st Anniversary of Closing Date	75%

Shares vesting on 1st Anniversary of Closing Date	75
Per-share Merger Consideration	$93.00

Value to be received	$6,975.00
Plus special matching bonus payment	$6,975.00

Total to be paid at the 1st Anniversary of Closing Date(1)	$13,950.00

(1)	Amounts, net of tax withholdings, will be paid on the next payroll date.

Performance RSU Awards:

The unvested performance-based restricted stock unit awards that were granted to you in either 2015 or 2016 and that you hold on the Closing Date will become fully vested (vesting accelerated), if you continue to be an employee of, or consultant to, VCA on the Closing Date, and you will receive the per-share merger consideration of $93.00 for each restricted stock unit, less applicable tax withholding.

Within a couple of weeks, we will send you a detail schedule summarizing the anticipated amount that you will receive per the above, but I wanted to take the opportunity now to let you know the good news on your equity awards.

Compensation and Benefits

Pay and Benefits:

Your pay and benefits will remain the same, although, consistent with past practice, there may be changes to both on an annual basis and as we continue to periodically review and update our rewards programs. Your tenure and seniority with VCA, as well as any accrued paid time off, will be maintained.

2016 Cash Bonuses:

Our annual cash bonus program for 2016 will be administered by VCA’s Board of Directors and be paid out as we have done in the past. We anticipate paying bonuses no later than the third week of March.

2017 Cash Bonuses:

We will develop a cash bonus program for 2017 similar to our previous cash bonus programs.

LTI Awards:

As Mars is a private company, it pays all long-term incentive (LTI) compensation in cash rather than equity. Following the Closing Date we will put in place a program that provides long term incentive compensation to eligible employees that is designed to replace the intent of equity awards in a publicly-traded company by aligning a portion of your incentive compensation with our long-term results. Although the details of this program have not yet been worked out, based on Mars’ history of successfully acquiring companies, including its successful acquisition of Wrigley eight years ago, a former publicly-traded company, I am confident that we will be able to put in place an attractive program.

We expect that the transaction will close in the third quarter of 2017. Until then, we will continue to operate and grow as we have in the past. As we learn more about future plans we will provide additional information.

Again, congratulations and thank you.

Sincerely,

Bob Antin Chief Executive Officer

Forward Looking Statements

This document contains forward-looking statements within the meaning of the securities laws with respect to the proposed transaction between the VCA Inc. (the “Company”), Mars and certain subsidiaries of Mars. We have included herein statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We generally identify forward-looking statements in this document using words like “believe,”

“intend,” “expect,” “estimate,” “may,” “plan,” “should,” “could,” “forecast,” “looking ahead,” “possible,” “will,” “project,” “contemplate,” “anticipate,” “predict,” “potential,” “continue,” or similar expressions. You may find some of these statements below and elsewhere in this document. These forward-looking statements are not historical facts and are inherently uncertain and outside of our control. Any or all of our forward-looking statements in this document may turn out to be incorrect. They can be affected by inaccurate assumptions we might make, or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this document will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.    Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy or obtain waivers of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; (vi) potential difficulties in the hiring or retention of employees of the Company as a result of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) potential litigation relating to the merger agreement or the proposed transaction; (ix) unexpected costs, charges or expenses resulting from the proposed transaction, (x) competitive responses to the proposed transaction; and (xi) legislative, regulatory and economic developments.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect the Company’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, and the Company’s more recent reports filed with the SEC. The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which statements were made. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This document is being made in respect of the proposed transaction between the Company, Mars and certain subsidiaries of Mars. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. The Company also plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and form of proxy will be mailed to the stockholders of the Company. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://investor.vca.com).

Participants in Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitations of proxies from the Company’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed transaction. Information about the persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 4, 2016. Stockholders may obtain additional information regarding the direct and indirect interests of any such persons who may, under the SEC rules, be considered to be participants in the solicitation of stockholders of the Company in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of the stockholders of the Company generally, by reading the proxy statement and other relevant documents regarding the proposed transaction when they become available, which the Company will file with the SEC. Copies of these documents (when they become available) may be obtained free of charge as described in the preceding paragraph.